PROSPECTUS
            Receipts on Corporate Securities Trust, Series BLS 1998-1

 Offer to Exchange Receipts on Corporate Securities, Series BLS 1998-1,
     Residual Class, which have been registered under the Securities Act of
       1933, as amended, for any and all outstanding Receipts on Corporate
                  Securities, Series BLS 1998-1, Residual Class
       The Exchange Offer will expire at 5:00 p.m., New York City time, on
                       February 18, 1999, unless extended.

     The Receipts on Corporate Securities, Series BLS 1998-1, Residual Class (the "New Certificates") issued by the Receipts on Corporate Securities Trust, Series BLS 1998-1 (the "Trust"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, are hereby offered, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), in exchange for an equal Certificate Principal Balance of outstanding Receipts on Corporate Securities, Series BLS 1998-1, Residual Class (the "Old Certificates"), of which $61,000,000 aggregate Certificate Principal Balance is outstanding as of the date hereof. The Trust was formed pursuant to a trust agreement dated as of August 28, 1997, as amended by Base Amendment No.1 dated as of February 27, 1998, and as supplemented by the Series BLS 1998-1 Supplement dated as of January 30, 1998 (together, the "Trust Agreement") between Prudential Securities Structured Assets, Inc., as depositor ("PSSA") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). The property of the Trust will consist solely of $61,000,000 aggregate principal amount of One Hundred Year 7.12% Debentures due July 15, 2097 (the "BCFC Debentures") issued by BellSouth Capital Funding Corporation ("BCFC"), having the characteristics described in its prospectus dated July 22, 1997 and the supplement thereto dated July 22, 1997 (together, the "BCFC Debentures Prospectus"). The BCFC Debentures were issued and sold as part of an underwritten public offering of $500,000,000 aggregate principal amount of such securities.

     Any and all Old Certificates that are validly tendered and not withdrawn on or prior to 5:00 P.M., New York City time, on the date the Exchange Offer expires, which will be February 18, 1999 (30 calendar days following the commencement of the Exchange Offer) unless the Exchange Offer is extended (such date, including as extended, the "Expiration Date"), will be accepted for exchange. Tenders of Old Certificates may be withdrawn at any time prior to 5:00 P.M., New York City time on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Trust, and to the terms of the Registration Rights Agreement, dated as of January 30, 1998 (the "Registration Rights Agreement"), between PSSA and Prudential Securities Incorporated, as initial purchaser ("Prudential Securities"). Old Certificates may be tendered only in minimum denominations of $2,000,000 Certificate Principal Balance and integral multiples of $1.00 in excess thereof. See "The Exchange Offer".

     The New Certificates will be entitled to the benefits of the same Trust Agreement that governs the Old Certificates and will govern the New Certificates. The form and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except the New Certificates have been registered under the Securities Act and therefore will not bear certain legends restricting the transfer thereof. The New Certificates will be issued in fully registered, certificated form. See "The Exchange Offer" and "Description of the New Certificates".

     The Trust issued the Receipts on Corporate Securities Series BLS 1998-1 (the "Trust Certificates") in two Series: the Amortizing Class and the Residual Class, which collectively represent the entire beneficial ownership of the Trust. Subject to the occurrence of an Optional Redemption, a Maturity Shortening Redemption or an In-Kind Distribution (each as defined herein), the Residual Class Certificates evidence fractional undivided beneficial interests in all principal payments on the BCFC Debentures, and in interest accrued and paid on the BCFC Debentures after January 15, 2018 at a rate of 7.12% per annum, compounded semiannually. Subject to such occurrences, the Amortizing Class Certificates evidence fractional undivided beneficial interests in all payments of interest accrued and paid on the BCFC Debentures on or before January 15, 2018. Trust Certificates were purchased at an original issue discount. Subject to the occurrence of an Optional Redemption or a Maturity Shortening Redemption, no cash distributions will be made on the Residual Class Certificates. Instead, the Residual Class Certificates outstanding on January 15, 2018 will be terminated and deemed involuntarily surrendered by the holders thereof in exchange for a principal amount of the BCFC Debentures underlying such Residual Class Certificates equal to the aggregate Certificate Principal Balance of such Residual Class Certificates. No action by such holders will be required to effect such termination and exchange, which will be carried out by the Trustee's notifying such holders of such termination and exchange and distributing to each such holder in kind its pro-rata portion of the BCFC Debentures in accordance with the Trust Agreement.

     The BCFC Debentures may be redeemed prior to maturity, as a whole or in part from time to time, at the option of BCFC (an "Optional Redemption"), on not less than 30 or more than 60 days' notice, at a redemption price equal to the greater of (i) 100% of the principal amount being redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined herein) thereon discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined herein) plus 15 basis points, together with accrued interest on the principal amount being redeemed to the Optional Redemption Date.

     In addition, if a Tax Event (as defined herein) occurs and, in the opinion of nationally recognized independent tax counsel to BCFC, there would, notwithstanding any shortening of the maturity of the BCFC Debentures as described herein, be more than an insubstantial risk that interest paid by BCFC on the BCFC Debentures is not, or will not be, deductible, in whole or in part, by BellSouth for United States federal income tax purposes, BCFC will have the right, on not less than 30 or more than 60 days' notice, to redeem the BCFC Debentures, as a whole but not in part, at a redemption price equal to the greater of (i) 100% of the principal amount being redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the redemption date on a semiannual basis at the Treasury Rate plus 25 basis points, together with accrued interest on the principal amount being redeemed to the redemption date.

     Upon the occurrence of a Tax Event (as defined herein) with respect to the BCFC Debentures, BCFC has the right to shorten the maturity of the BCFC Debentures to the extent required, in the opinion of a nationally recognized independent tax counsel to BCFC, such that, after the shortening of the maturity, interest paid on the BCFC Debentures will be deductible by BellSouth Corporation ("BellSouth") for federal income tax purposes. (Any such new maturity date is referred to herein as the "Shortened Maturity Date.") If the Shortened Maturity Date is on or prior to January 15, 2018, the Residual Class Certificates and the Amortizing Class Certificates will be redeemed on the Shortened Maturity Date (a "Maturity Shortening Redemption"). The Trustee will distribute the payment received on the BCFC Debentures on the Shortened Maturity Date to the holders of the Residual Class Certificates and the Amortizing Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the BCFC Debentures after January 15, 2018 bears to (ii) the present value of all originally scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of 7.12% per annum to the Shortened Maturity Date. Such ratio will be calculated by PSSA, as calculation agent.

     Losses realized on the BCFC Debentures will be borne by the holders of the Trust Certificates in the manner described herein. See "Risk Factors--Events of Default" herein.

     BCFC did not participate in, and did not receive any proceeds in connection with, the sale of the Trust Certificates.

     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) (collectively, the "Exchange Offer No-Action Letters"), PSSA believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from the Trust or PSSA for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of PSSA as defined in Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Trust that: (i) it is not an affiliate of PSSA (as defined in Rule 405 under the Securities Act) or a broker-dealer tendering Old Certificates acquired directly from PSSA for its own account; (ii) any New Certificates to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer (a "Restricted Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Restricted Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Restricted Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Restricted Broker-Dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreement, PSSA has agreed that starting on the Expiration Date it will make this Prospectus available to any Restricted Broker-Dealer for use in connection with any such resale for one year. See "Plan of Distribution".

     Neither the Trust nor PSSA will receive any proceeds from this offering. PSSA has agreed to pay the expenses of the Exchange Offer. No underwriter or dealer-manager is being utilized in connection with the Exchange Offer.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE TRUST ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD CERTIFICATES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.

     Prior to this Exchange Offer, there has been no public market for the New Certificates. Neither PSSA nor the Trust intends to apply for listing of the New Certificates on any securities exchange or for quotation of the New Certificates on The Nasdaq Stock Market's National Market or otherwise. Prudential Securities has previously made a market in the Old Certificates, and the Trust has been advised that Prudential Securities currently intends to make a market in the New Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. Prudential Securities is not obligated, however, to make a market in the Old Certificates or the New Certificates and any such market-making activity may be discontinued at any time without notice at the sole discretion of Prudential Securities. There can be no assurance as to the liquidity of the public market for the New Certificates or that any active public market for the New Certificates will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the New Certificates may be adversely affected. See "Risk Factors--Absence of a Public Market for the New Certificates".

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     For a discussion of material risks that should be considered by participants in the Exchange Offer, see "Risk Factors" beginning on page 11 of this Prospectus.

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     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CERTIFICATES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CERTIFICATES PURSUANT TO THE EXCHANGE OFFER.

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                 The date of this Prospectus is January 12, 1999

                    AVAILABLE INFORMATION REGARDING THE TRUST

     PSSA on behalf of the Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Commission relating to the Trust. Such reports, proxy statements and other information may be inspected and copied at the following public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission, including PSSA on behalf of the Trust.

     The reports to be filed by PSSA on behalf of the Trust will consist primarily of distribution date statements relating to the distributions made on the Trust Certificates and certain material events regarding the Trust, but not other financial information or statements. The reports will also refer to the periodic reports filed by BellSouth so long as BellSouth is a reporting company under the Exchange Act. If BellSouth ceases to be a reporting company under the Exchange Act, information regarding the BCFC Debentures will be limited to that received by the Trustee, as the holder of the BCFC Debentures, from the BCFC Debentures Trustee as required by the BCFC Debentures Indenture.

     BCFC is not subject to the informational requirements of the Exchange Act and no documents have been filed by BCFC under the Exchange Act.

     This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by the Trust and PSSA on behalf of the Trust with the Commission, through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), under the Securities Act, with respect to the New Certificates offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Trust and Holdings and the securities offered hereby. Although statements concerning and summaries of certain documents are included herein, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at fees and charges prescribed by the Commission.

     No separate financial statements of the Trust have been included or incorporated by reference herein. PSSA does not believe such financial statements would be material to holders of the New Certificates because the sole asset of the Trust consists of debt obligations of an unaffiliated issuer that is a reporting company under the Exchange Act. See "Description of the Trust Assets."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission as exhibits to the Registration Statement of which this Prospectus is a part (File No. 333-60173) are hereby incorporated by reference in this Prospectus: the Trust Agreement dated as of August 28, 1997 between Prudential Securities Structured Assets, Inc., as depositor, and The Bank of New York, as trustee, as amended by Base Trust Agreement dated as of February 27, 1998; the Series BLS 1998-1 Supplement dated as of January 30, 1998 between Prudential Securities Structured Assets, Inc., as depositor, and The Bank of New York, as trustee; and the Registration Rights Agreement dated as of January 30, 1998 between Prudential Securities Structured Assets, Inc. and Prudential Securities Incorporated.

     This Prospectus incorporates documents by reference that are not presented herein or delivered herewith. These documents are available without charge to any person to whom a Prospectus is delivered, upon written or oral request of such person, from Prudential Securities Structured Assets, Inc., One New York Plaza, 14th Floor, New York, N.Y. 10292-2014, Attention: James Whang. In order to ensure timely delivery of the documents, any request should be made by January 31, 1999.

                               PROSPECTUS SUMMARY

     The following summary information is qualified in its entirety by the detailed information appearing elsewhere or incorporated by reference in this Prospectus. Prospective investors are urged to read this Prospectus in its entirety. Certain capitalized terms used herein are defined elsewhere in this Prospectus. For an index of capitalized terms, please see page 36.

                                   The Issuer

     Receipts on Corporate Securities Trust, Series BLS 1998-1 (the "Trust") formed pursuant to a Trust Agreement dated as of August 28, 1997, between Prudential Securities Structured Assets, Inc., as depositor ("PSSA"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), as amended by Base Amendment No. 1 dated as of February 27, 1998 and as supplemented by the Series BLS 1998-1 Supplement dated as of January 30, 1998 (together, the "Trust Agreement"). PSSA is a Delaware corporation and a wholly-owned subsidiary of Prudential Securities Group Inc. ("PSGI"). On January 30, 1998, PSSA deposited $61,000,000 aggregate principal amount of One Hundred Year 7.12% Debentures due July 15, 2097 (the "BCFC Debentures") issued by BellSouth Capital Funding Corporation ("BCFC") with the Trustee in exchange for two classes of Receipts on Corporate Securities, Series BLS 1998-1: the Amortizing Class Certificates and the Residual Class Certificates (together the "Trust Certificates"). The Old Certificates currently constitute, and the New Certificates along with any Old Certificates not tendered in the Exchange Offer will constitute, the entire Residual Class.

     The Corporate Trust Office of the Trustee is located at 101 Barclay Street, 12th Floor East, New York, New York 10286, Attention: Corporate
Trust--Administration and its number is (212) 815-5098.

                         Description of the Trust Assets

     The assets of the Trust consist solely of $61,000,000 aggregate principal amount of One Hundred Year 7.12% Debentures due July 15, 2097 issued by BCFC and having the characteristics described in the BCFC Debentures Prospectus. The BCFC Debentures were originally issued by BCFC on or about July 25, 1997 as part of an underwritten public offering of $500,000,000 aggregate principal amount of such securities (CUSIP No. 079857AF6) pursuant to a registration statement on Form S-3 (File No. 33-51449) (together with all amendments and exhibits thereto, the "BCFC Debentures Registration Statement"), filed by BellSouth and BCFC with the Commission under the Securities Act. Payments of interest are required to be made on the BCFC Debentures semiannually on the fifteenth day of each January and July, commencing January 15, 1998, or if such day is not a business day, on the next succeeding business day.

     The BCFC Debentures Prospectus states that the BCFC Debentures have the benefit of a Support Agreement between BCFC and BellSouth Corporation ("BellSouth"). Pursuant to the Support Agreement, BellSouth agreed (i) to own, directly or indirectly, all the outstanding voting capital stock of BCFC; (ii) to cause BCFC to maintain a positive tangible net worth and, (iii) in the event BCFC is unable to pay when due the principal, premium, if any, and interest on the BCFC Debentures, to provide funds to BCFC to assure that it will be able to make such payments on a timely basis. The remedies of holders of the BCFC Debentures in respect of BellSouth's obligations under the Support Agreement are subject to certain limitations on recourse to the assets of BellSouth, as described herein.

     The BCFC Debentures deposited in the Trust represent the sole assets of the Trust that are available to make distributions in respect of the Trust Certificates. Consequently, the ability of holders of New Certificates to receive cash distributions in respect of the New Certificates in the event of an Optional Redemption or a Maturity Shortening Redemption will depend on the Trust's receipt of payments on, or in respect of, the BCFC Debentures.

                               The Exchange Offer

The Exchange Offer ...................New Certificates are being offered in exchange for an equal Certificate
                                      Principal Balance of Old Certificates. As of the date hereof, Old Certificates with an aggregate Certificate Principal Balance of $61,000,000 are outstanding. Old Certificates may be tendered only in minimum denominations of $2,000,000 and integral multiples of $1.00 in excess thereof.

Registration Rights Agreement ........The Old Certificates were sold on January
                                      30, 1998 to Prudential Securities.
                                      Prudential Securities placed the Old
                                      Certificates with institutional investors in a transaction exempt from registration under the Securities Act in reliance on Rule 144A thereunder. In connection therewith, PSSA and Prudential Securities entered into the Registration Rights Agreement, providing, among other things, for the Exchange Offer to occur. See "The Exchange Offer--Terms of the Exchange Offer".

Resale of New Certificates ...........Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters, PSSA believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from the Trust for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of PSSA as defined under Rule 405 of the Securities
                                      Act), without compliance with the
                                      registration and prospectus delivery
                                      provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Trust that: (i) it is not an affiliate of PSSA (as defined in Rule 405 under the Securities Act) or a broker-dealer tendering Old Certificates acquired directly from PSSA for its own account;
                                      (ii) any New Certificates to be received by it were acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Restricted Broker-Dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Restricted Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Restricted Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Restricted Broker-Dealer as a result of market-making activities or other trading activities. PSSA has agreed that it will make this Prospectus available to any Restricted Broker-Dealer for use in connection with any such resale for one year. See "Plan of Distribution". To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Certificates prior to offering or selling such New Certificates. PSSA has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to cause the registration or qualification of the New Certificates for offer or sale under the securities or "blue sky" laws of such jurisdictions as may be necessary to permit the holders of New Certificates to trade the New Certificates without any restrictions or limitations under the securities laws of the several states of the United States.

Consequences of Failure
to Exchange Old Certificates .........Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act (which, subject to certain limited exceptions, neither PSSA nor the Trust will have an obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--Risk Factors Relating to the New Certificates and the Exchange Offer--Consequences of Failure to Exchange" and "The Exchange Offer--Terms of the Exchange Offer".

Expiration Date ......................5:00 p.m., New York City time, on February
                                      18, 1999 (30 calendar days following the commencement of the Exchange Offer), unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Conditions to
the Exchange Offer ...................The Exchange Offer is not conditioned upon any minimum principal amount of Old
                                      Certificates being tendered for exchange.
                                      However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Trust. See "The Exchange Offer--Conditions". Except for the requirements of applicable federal and state securities laws, there are no federal or state regulatory requirements to be complied with, or obtained by, the Trust or PSSA in connection with the Exchange Offer.

Procedures for Tendering
Old Certificates .....................Each holder of Old Certificates wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Certificates to be exchanged and any other required documentation to the Exchange Agent at the address set forth herein. See "The Exchange Offer--Procedures for Tendering".

Guaranteed Delivery Procedures .......Holders of Old Certificates who wish to tender their Old Certificates and whose
                                      Old Certificates are not immediately
                                      available or who cannot deliver their Old
                                      Certificates and a properly completed
                                      Letter of Transmittal or any other
                                      documents required by the Letter of
                                      Transmittal to the Exchange Agent prior to the Expiration Date may tender their Old Certificates according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery
                                      Procedures".

Withdrawal Rights ....................Tenders of Old Certificates may be
                                      withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Certificates, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein under "The Exchange Offer--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Old Certificates
and Delivery of New Certificates .....Subject to certain conditions, any and all
                                      Old Certificates that are properly
                                      tendered in the Exchange Offer prior to
                                      5:00 p.m., New York City time, on the
                                      Expiration Date will be accepted for
                                      exchange. The New Certificates issued
                                      pursuant to the Exchange Offer will be
                                      delivered promptly following the
                                      Expiration Date. See "The Exchange
                                      Offer--Terms of the Exchange Offer".

Federal Income Tax Consequences ......The exchange of New Certificates for Old
                                      Certificates will not be a sale or
                                      exchange or otherwise a taxable event for Federal income tax purposes. See "U.S. Federal Income Tax Consequences--Exchange of Old Certificates for New Certificates".

Exchange Agent .......................The Bank of New York is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer. The Bank of New York is also the Trustee.

Fees and Expenses ....................All expenses incident to the Trust's consummation of the Exchange Offer and
                                      compliance with the Registration Rights
                                      Agreement will be borne by PSSA. See "The
                                      Exchange Offer--Fees and Expenses".

Use of Proceeds ......................There will be no cash proceeds payable to the Trust or PSSA from the issuance of the New Certificates pursuant to the Exchange Offer. The proceeds from the sale of the Old Certificates were applied to the purchase of the BCFC Debentures and to pay issuance costs. See "Use of Proceeds".

                              The New Certificates

     The Exchange Offer relates to the exchange of up to $61,000,000 aggregate Certificate Principal Balance of Old Certificates for up to an equal aggregate Certificate Principal Balance of New Certificates. The New Certificates will be entitled to the benefits of the same Trust Agreement that governs the Old Certificates and will govern the New Certificates. The form and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except that the New Certificates have been registered under the Securities Act and therefore will not bear certain legends restricting the transfer thereof. In addition, as a result of the rating assigned to the New Certificates, the New Certificates will not be subject to restrictions on transfer applicable to the Old Certificates pursuant to Rule 3a-7 under the Investment Company Act of 1940, as amended ("Rule 3a-7"). See "Description of the New Certificates".

Trust Securities .....................The New Certificates (along with any Old
                                      Certificates that are not tendered in the Exchange Offer) will constitute the "Residual Class Certificates," one of two classes of Trust Certificates, which collectively represent the entire undivided beneficial ownership of the Trust. The Residual Class Certificates have a $61,000,000 aggregate Certificate Principal Balance. The other class of Trust Certificates consists of $48,391,720.74 aggregate Certificate
                                      Principal Balance of Amortizing Class
                                      Certificates (the "Amortizing Class
                                      Certificates"). Subject to the occurrence of an Optional Redemption, a Maturity Shortening Redemption or an In-Kind Distribution, distributions on the Amortizing Class Certificates will consist of equal semiannual Fixed Payments allocable to principal and interest and will be made on each Scheduled Distribution Date up to and including January 15, 2018.

Scheduled Distributions
on New Certificates ..................Subject to the occurrence of an Optional
                                      Redemption or a Maturity Shortening
                                      Redemption, no cash distributions will be made on the New Certificates. Instead, the New Certificates outstanding on January 15, 2018 will be terminated and deemed involuntarily surrendered by the holders thereof in exchange for a principal amount of the BCFC Debentures underlying such New Certificates equal to the aggregate Certificate Principal Balance of such New Certificates. No action by such holders will be required to effect such termination and the exchange will be carried out in accordance with the Trust Agreement. The BCFC Debentures to be delivered to each holder of New Certificates on January 15, 2018 or earlier upon an In-Kind Distribution will entitle holders thereof to the same rights as holders of all other BCFC Debentures.

Optional Redemption ..................The BCFC Debentures will be redeemable prior to maturity, as a whole or in part from time to time, at the option of BCFC, on not less than 30 or more than 60 days' notice, at a redemption price equal to the greater of (i) 100% of the principal amount being redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined herein) thereon discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined herein) plus 15 basis points, together with accrued interest on the principal amount being redeemed to the redemption date.

                                      In addition, if a Tax Event (as defined
                                      below) occurs and, in the opinion of
                                      nationally recognized independent tax
                                      counsel to BCFC, there would,
                                      notwithstanding any shortening of the
                                      maturity of the BCFC Debentures as
                                      described herein, be more than an
                                      insubstantial risk that interest paid by BCFC on the BCFC Debentures is not, or will not be, deductible, in whole or in part, by BellSouth for United States federal income tax purposes, BCFC will have the right, on not less than 30 or more than 60 days' notice, to redeem the BCFC Debentures, as a whole but not in part, at a redemption price equal to the greater of (i) 100% of the principal amount being redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the redemption date on a semiannual basis at the Treasury Rate plus 25 basis points, together with accrued interest on the principal amount being redeemed to the redemption date.

                                      If the BCFC Debentures are redeemed at the option of the BCFC Debentures as described in the two preceding paragraphs (an "Optional Redemption") on or prior to January 15, 2018, the Certificates will be redeemed on the applicable redemption date (an "Optional Redemption Date"). In such event, the Trustee will distribute the payment received on the BCFC Debentures on the Optional Redemption Date to the holders of the Amortizing Class Certificates and the Residual Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the Amortizing Class Certificates bears to
                                      (ii) the present value of all originally scheduled future payments on the BCFC Debentures after January 15, 2018, discounted semiannually in each case at a rate of 7.12% per annum (such ratio being the "Distribution Ratio") to the Optional Redemption Date. Such ratio will be calculated by the Company, as calculation agent (the "Calculation Agent"). In the case of such an Optional Redemption of less than all of the BCFC Debentures, the Trustee will distribute the payment received on the BCFC Debentures on the Optional Redemption Date to the holders of the Amortizing Class Certificates and the Residual Class Certificates on the basis of the Distribution Ratio as of the Optional Redemption Date on a pro rata basis; such a distribution will result in a reduction (based on the percentage of BCFC Debentures redeemed) of the Residual Class Certificates Certificate Principal Balance and a recalculation of the Certificate Principal Balance of, and Fixed Payments with respect to, the Amortizing Class Certificates based on the remaining BCFC Debentures after such redemption.

Maturity Shortening Redemption .......Upon the occurrence of a Tax Event with respect to the BCFC Debentures, BCFC has the right to shorten the maturity of the BCFC Debentures to the minimum extent required, in the opinion of nationally recognized independent tax counsel to BCFC, such that, after the shortening of the maturity, interest paid on the BCFC Debentures will be deductible by BellSouth for federal income tax purposes. (any such new maturity date is referred to herein as the "Shortened Maturity Date.") If the Shortened Maturity Date is on or prior to January 15, 2018, the Residual Class Certificates and the Amortizing Class Certificates will be redeemed on the Shortened Maturity Date (a "Maturity Shortening Redemption"). The Trustee will distribute the payment received on the BCFC Debentures on the Shortened Maturity Date to the holders of the Residual Class Certificates and the Amortizing Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the BCFC Debentures after January 15, 2018 bears to (ii) the present value of all originally scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of 7.12% per annum to the Shortened Maturity Date. Such ratio will be calculated by the Depositor, as calculation agent (the "Calculation Agent"). After such a distribution, holders of Residual Class Certificates will receive no further distributions from the Trust. A Maturity Shortening Redemption as a result of a Tax Event may increase the amount of original issue discount required to be included in a holder's ordinary gross income. See "U.S. Federal Income Tax Consequences--Purchase and Holding of Trust Certificates".

                                      A "Tax Event" means that BCFC shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulations thereunder, of the United States; (b) any judicial decision, official administrative pronouncement, ruling (including any technical advice memorandum or other private letter ruling), regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "Administrative or Judicial Action"); or (c) any amendment to, clarification of or change in the official position with respect to, or any interpretation of (including any position taken in any Internal Revenue Service audit or similar proceeding), an Administrative or Judicial Action or a law or regulation of the United States that differs from the theretofore generally accepted position or interpretation, in each case, occurring on or after July 22, 1997, there is more than an insubstantial increase in the risk that interest paid by BCFC on the BCFC Debentures is not, or will not be, deductible, in whole or in part, by BellSouth for United States federal income tax purposes. See "Description of the New
                                      Certificates--Maturity Shortening
                                      Redemption".

In-Kind Distribution .................Upon a Payment Default or an Acceleration
                                      of the BCFC Debentures under the terms of the trust indenture relating to the BCFC Debentures (the "BCFC Debentures Indenture") on or before January 15, 2018, the Trustee will make an In-Kind Distribution of the BCFC Debentures to the holders of the Trust Certificates. Such distribution will be made to the holders of the Residual Class Certificates and the Amortizing Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the BCFC Debentures after January 15, 2018 bears to (ii) the present value of all originally scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of 7.12% per annum to the date of such Payment Default or Acceleration. Such ratio will be calculated by the Calculation Agent. See "Description of New Certificates--In-Kind Distribution". After such a distribution, Holders of Residual Class Certificates will receive no further distributions with respect to such Residual Class Certificates from the Trust. An In-Kind Distribution may be treated in whole or in part as equivalent to a taxable sale or exchange. See "U.S. Federal Income Tax Consequences--Distributions".

Restriction on Ownership .............Each registered holder of a New
                                      Certificate will be required to deliver to the Trustee a certification upon purchase of the New Certificate (which will be included in the Letter of Transmittal) to the effect that the beneficial owner thereof (whether such registered holder or the ultimate beneficiary for whom it holds such Certificate) is (a) an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and (b) either
                                      (i) a United States person or (ii) a
                                      non-United States person who is exempt
                                      from withholding under U.S. federal income tax laws and has completed, accurately and in a manner reasonably satisfactory to the Trustee or its agent, an IRS Form W-8 and delivered such Form to the Trustee or its agent. Such registered holder will be deemed to have represented and agreed with the Trustee that so long as it is the registered holder of such New Certificate, the beneficial owner thereof will be a person described in clauses (i) or (ii) above and, in the event of any change in the identity of the beneficial owner for whom such registered holder is acting or any lapse of a Form W-8 previously delivered to the Trustee, it will promptly deliver a new certification or a current Form W-8, as applicable. In the event such representation is untrue or such current forms are not so furnished, the New Certificate held by such registered holder will be subject to mandatory resale as described herein. See "Description of the New Certificates--Limitations on
                                      Beneficial Ownership of New Certificates" herein.

Record Dates .........................The fifth day immediately preceding each
                                      Distribution Date.

Denominations ........................The New Certificates will be denominated and payable in U.S. dollars and will be
                                      issued in definitive, fully-registered
                                      form in minimum denominations of
                                      $2,000,000 Certificate Principal Balance and integral multiples of $1.00 in excess thereof.

Federal Income Tax Consequences ......For U.S. federal income tax purposes, the
                                      Trust will not be treated as an
                                      association taxable as a corporation (or a publicly traded partnership treated as an association). Although the characterization of the Trust is not certain, the Trust should be treated for U.S. federal income tax purposes as a grantor trust, and the Trustee intends to report income, gain, loss and deductions to the Internal Revenue Service on that basis. If the Trust were not classified as a grantor trust, it would be classified as a partnership. In either event, the Trust will not be subject to U.S. federal income taxation.

                                      Under the grantor trust characterization, each holder of a Trust Certificate will be treated as owning the rights to those payments on the BCFC Debentures that are allocable to that Trust Certificate and will be taxed under the "stripped bond" rules of the Internal Revenue Code of 1986. Under those rules, a holder of a Trust Certificate will be required to include in ordinary gross income original issue discount income based on the holder's yield to maturity for the Trust Certificate.

                                      The exchange of New Certificates for Old
                                      Certificates will not be a sale or
                                      exchange or otherwise a taxable event for federal income tax purposes. See "U.S. Federal Income Tax Consequences--Exchange of Old Certificates for New Certificates".

Ratings ..............................The New Certificates will be rated "Aa1"
                                      by Moody's Investors Service, Inc. and
                                      "AAA" by Standard & Poor's Ratings
                                      Services at issuance. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                  RISK FACTORS

     Prior to tendering Old Certificates in the Exchange Offer, holders of Old Certificates should carefully review the information contained and incorporated by reference in this Prospectus and should particularly consider the following matters.

Limited Obligations and Interests

     The New Certificates will not represent an obligation of, or interest in, PSSA or any of its affiliates. The New Certificates will not be insured or guaranteed by any government agency or instrumentality, PSSA, any Person affiliated with PSSA or the Trustee, or any other Person.

No Detailed Information About BCFC, BellSouth or the BCFC Debentures

     This Prospectus provides limited information with respect to the BCFC Debentures, BCFC and BellSouth, any risk factors relating thereto, and any rights or obligations, legal, financial or otherwise, arising under or related to the BCFC Debentures. See "Description of the Trust Assets".

Events of Default

     If an event of default on the BCFC Debentures occurs, the risk of loss with respect to the BCFC Debentures lies entirely with the holders of the Trust Certificates. If a Payment Default or Acceleration occurs with respect to the BCFC Debentures, the Trustee will distribute the BCFC Debentures to the holders of the Trust Certificates in an In-Kind Distribution. In connection with an In-Kind Distribution, a holder will recognize gain or loss on such exchange equal to the difference between the portion of the amount realized on the exchange allocable to the holder and the allocable portion of the holder's basis in the Certificate. See "Description of the New Certificates--Distribution of the BCFC Debentures on Payment Default or Acceleration" herein. An In-Kind Distribution may be treated in whole or in part as equivalent to a taxable sale or exchange. See "U.S. Federal Income Tax Consequences--Distributions".

Bankruptcy Risks

     The New Certificates are payable solely from payments made on the BCFC Debentures by BCFC or BellSouth. BCFC and BellSouth are subject to laws permitting bankruptcy, moratorium, reorganization or other actions which, in the event of financial difficulties of BCFC or BellSouth, could result in delays in distribution, partial distribution or non-distribution, on the New Certificates. See "Description of the New Certificates--Distribution of the BCFC Debentures on Payment Default or Acceleration".

Maturity and Redemption Considerations

     The Residual Certificates are not scheduled to receive any distributions before the in-kind distribution of the BCFC Debentures on January 15, 2018. Potentially, the maturity and yield of the New Certificates could be affected by
(i) a cash distribution to holders of the Trust Certificates upon an Optional Redemption, (ii) a cash distribution to holders of the Trust Certificates upon a Shortened Maturity Redemption or (iii) a distribution of the BCFC Debentures to such holders upon an In-Kind Distribution. In the event of a cash distribution on an Optional Redemption Date or a Shortened Maturity Date, holders of Trust Certificates will receive their respective share (determined pursuant to a formula described in "Description of the New Certificates--Optional Redemption" and "Description of the New Certificates--Maturity Shortening Redemption", respectively) of the redemption price (which price is described in "Description of the New Certificates--Optional Redemption" and "Description of the New Certificates--Maturity Shortening Redemption", respectively); holders may then need to reinvest at the then-prevailing market rates rather than receiving a bond on January 15, 2018 with a fixed-rate coupon of 7.12% with a remaining term of eighty years. An Optional Redemption or a Maturity Shortening as a result of a Tax Event may increase the amount of original issue discount required to be included in a holder's ordinary gross income. See "U.S. Federal Income Tax Consequences--Purchase and Holding of Trust Certificates". In the event of an In-Kind Distribution, holders of New Certificates will receive their share of the BCFC Debentures (determined pursuant to a formula described in "Description of the New Certificates--Distribution of the BCFC Debentures on Payment Default or Acceleration") at the time of such distribution, which distribution will represent a principal amount of BCFC Debentures less than the amount of the BCFC Debentures that would be distributed as scheduled and which distribution will occur prior to the scheduled distribution of the BCFC Debentures on January 15, 2018. An In-Kind Distribution may be treated in whole or in part as equivalent to a taxable sale or exchange. See "U.S. Federal Income Tax Consequences--Distributions".

Passive Nature of the Trust

     The Trustee with respect to the Trust Certificates will hold the BCFC Debentures for the benefit of the holders of the Trust Certificates. The Trust will generally hold the BCFC Debentures to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect BCFC or the value of the BCFC Debentures, except pursuant to an In-Kind Distribution to holders of the Trust Certificates in exchange for their Trust Certificates.

Risk Factors Relating to the Certificates and the Exchange Offer

Consequences of Failure to Exchange

     Holders of Old Certificates who do not exchange their Old Certificates for New Certificates pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Certificates as set forth in the legend thereon as a consequence of the issuance of the Old Certificates pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In addition, the Old Certificates will remain subject to the transfer restrictions described therein pursuant to Rule 3a-7. In general, the Old Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. PSSA does not currently anticipate that it will register the Old Certificates under the Securities Act. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, the trading market for Old Certificates could be adversely affected.

Absence of a Public Market for the New Certificates

     Prior to the Exchange Offer, there has been no public market for the New Certificates and it is uncertain whether such a market will develop. Neither PSSA nor the Trust intends to apply for listing of the New Certificates on any securities exchange or for quotation of the New Certificates on The Nasdaq Stock Market's National Market or otherwise. The Trust has been advised by Prudential Securities that it currently intends to make a market in the New Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. Prudential Securities is not obligated, however, to make a market in the New Certificates, and any such market-making activity may be discontinued at any time without notice at the sole discretion of Prudential Securities. There can be no assurance as to the liquidity of the market for the New Certificates or that any active market for the New Certificates will develop or continue. If an active market does not develop or continue, the market price and liquidity of the New Certificates may be adversely affected.

                                 USE OF PROCEEDS

     There will be no cash proceeds payable to PSSA or the Trust from the issuance of the New Certificates pursuant to the Exchange Offer. PSSA sold the Old Certificates to Prudential Securities, an affiliate of PSSA, as initial purchaser. The proceeds from the sale of the Old Certificates were received by PSSA and were applied to its purchase of the BCFC Debentures, which, after the purchase thereof, were deposited by PSSA in the Trust. PSSA also paid the issuance costs out of the proceeds from the sale of Old Certificates.

                             FORMATION OF THE TRUST

     Receipts on Corporate Securities Trust, Series BLS 1998-1 was formed under New York law pursuant to the Trust Agreement dated as of August 28, 1997, as amended by Base Amendment No. 1 dated as of February 27, 1998 and as supplemented by the Series BLS 1998-1 Supplement dated as of January 30, 1998. Concurrently with the execution and delivery of the Trust Certificates, PSSA deposited the BCFC Debentures with the Trustee. The Trustee, on behalf of the Trust, accepted the BCFC Debentures and delivered the Trust Certificates to PSSA. The Trustee is holding the BCFC Debentures for the benefit of the holders of the Trust Certificates.

                         DESCRIPTION OF THE TRUST ASSETS

     The assets of the Trust consist solely of $61,000,000 aggregate principal amount of One Hundred Year 7.12% Debentures due July 15, 2097 issued by BCFC and having the characteristics described in the BCFC Debentures Prospectus. The BCFC Debentures were originally issued by BCFC on or about July 25, 1997 as part of an underwritten public offering of $500,000,000 aggregate principal amount of such securities (CUSIP No. 079857AF6) pursuant to a registration statement on Form S-3 (File No. 33-51449) (together with all amendments and exhibits thereto, the "BCFC Debentures Registration Statement"), filed by BellSouth and BCFC with the Commission under the Securities Act. Payments of interest are required to be made on the BCFC Debentures semiannually on the fifteenth day of each January and July, commencing July 15, 1998, or if such day is not a business day, on the next succeeding business day.

     The BCFC Prospectus states that the BCFC Debentures have the benefit of a Support Agreement between BCFC and BellSouth Corporation ("BellSouth"). Pursuant to the Support Agreement, BellSouth agreed (i) to own, directly or indirectly, all the outstanding voting capital stock of BCFC; (ii) to cause BCFC to maintain a positive tangible net worth and, (iii) in the event BCFC is unable to pay when due the principal, premium, if any, and interest on the BCFC Debentures, to provide funds to BCFC to assure that it will be able to make such payments on a timely basis. The Support Agreement also provides that in the event of any default by BellSouth in meeting its obligations under such Support Agreement or in the event of default by BCFC in the timely payment of principal, interest or premium, if any, owed on any BCFC Debenture, holders of the BCFC Debentures or a trustee acting on their behalf shall be entitled to proceed directly against BellSouth, except that no holder of BCFC Debentures or trustee acting on their behalf will have recourse to or against the stock or assets of BellSouth Telecommunications, Inc. (the "Telephone Company") or any interest of BellSouth or BCFC in the Telephone Company.

     The BCFC Debentures deposited in the Trust represent the sole assets of the Trust that are available to make distributions in respect of the Trust Certificates. Consequently, the ability of holders of New Certificates to receive cash distributions in respect of the New Certificates in the event of an Optional Redemption or a Maturity Shortening Redemption will depend on the Trust's receipt of payments on, or in respect of, the BCFC Debentures in such an event.

     Holders of New Certificates have no rights with respect to the BCFC Debentures unless and until such debentures are distributed pursuant to the distribution to holders of Residual Class Certificates on January 15, 2018 or in the event of an In-Kind Distribution.

     The BCFC Debentures rank pari passu with all other unsecured and unsubordinated indebtedness of BCFC. Under the BCFC Debentures Indenture, the events of default are as follows: (a) default for more than 90 days in the payment of any interest; (b) default in the payment of principal of; (c) failure by BCFC or BellSouth to comply with any of its other agreements in the Indenture or in the Support Agreement for more than 90 days after written notice as provided in the BCFC Debentures Indenture; and (d) certain events in bankruptcy, insolvency or reorganization in respect of BCFC.

     The BCFC Debentures are denominated in United States dollars and issued in fully registered form without coupons in denominations of $1,000 and any integral multiples thereof. The BCFC Debentures were issued in book-entry form only and are held through participants in The Depository Trust Company.

Optional Redemption

     The BCFC Debentures Prospectus states as follows: The BCFC Debentures will be redeemable prior to maturity, as a whole or in part from time to time, at the option of BCFC, on not less than 30 or more than 60 days' notice, at a redemption price equal to the greater of (i) 100% of the principal amount being redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined in the BCFC Debentures Prospectus) thereon discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined in the BCFC Debentures Prospectus) plus 15 basis points, together with accrued interest on the principal amount being redeemed to the redemption date.

     The BCFC Debentures Prospectus states as follows: In addition, if a Tax Event (as defined below) occurs and, in the opinion of nationally recognized independent tax counsel, there would, notwithstanding any shortening of the maturity of the BCFC Debentures, be more than an insubstantial risk that interest paid by BCFC on the BCFC Debentures is not, or will not be, deductible, in whole or in part, by BellSouth for United States federal income tax purposes, BCFC will have the right, on not less than 30 or more than 60 days' notice, to redeem the BCFC Debentures, as a whole, but not in part, at a redemption price equal to the greater of (i) 100% of the principal amount being redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) thereon discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined below) plus 25 basis points, together with accrued interest on the principal amount being redeemed to the redemption date.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the BCFC Debentures. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by BCFC.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time on the third business day preceding such redemption date.

     "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefore another nationally recognized investment banking firm that is a Primary Treasury Dealer.

     "Remaining Scheduled Payments" means, with respect to each BCFC Debenture to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such BCFC Debenture, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

     The BCFC Debentures Prospectus states as follows: If the BCFC Debentures are redeemed as a whole at the option of BCFC as described in the two preceding paragraphs (an "Optional Redemption") on or prior to January 15, 2018, the Certificates will be redeemed on the applicable redemption date (an "Optional Redemption Date"). In such event, the Trustee will distribute the payment received on the BCFC Debentures on the Optional Redemption Date to the holders of the Amortizing Class Certificates and the Residual Class Certificates on the basis of the Distribution Ratio as of the Optional Redemption Date. Such ratio will be calculated by the Calculation Agent. In the case of an Optional Redemption of less than all of the BCFC Debentures, the Trustee will distribute the payment received on the BCFC Debentures on the Optional Redemption Date to the holders of the Amortizing Class Certificates and the Residual Class Certificates on the basis of the Distribution Ratio as of the Optional Redemption Date on a pro rata basis; such a distribution will result in a reduction (based on the percentage of BCFC Debentures redeemed) of the Residual Class Certificates Certificate Principal Balance and a recalculation of the Certificate Principal Balance of, and Fixed Payments with respect to, the Amortizing Class Certificates based on the remaining BCFC Debentures after such redemption.

Shortening Maturity

     The BCFC Debentures Prospectus states as follows: BellSouth intends to deduct interest paid on the BCFC Debentures for federal income tax purposes. However, there have been proposed tax law changes that, among other things, would have prohibited an issuer from deducting interest payments on debt instruments with a maturity of more than 40 years. While none of these proposals have become law, there can be no assurance that similar legislation affecting BellSouth's ability to deduct interest paid on the BCFC Debentures will not be enacted in the future or that such legislation would not have a retroactive effective date.

     The BCFC Debentures Prospectus states as follows: Upon the occurrence of a Tax Event, BCFC will have the right to shorten the maturity of the BCFC Debentures to the minimum extent required as determined by the Board of Directors of BCFC, after receipt of an opinion of such counsel regarding the applicable legal standards, so that, after such shortening of the maturity, interest paid on the BCFC Debentures will be deductible for federal income tax purposes.

     The BCFC Debentures Prospectus states as follows: If the maturity of the BCFC Debentures is shortened on the occurrence of a Tax Event, BCFC will mail a notice to each holder of record of the BCFC Debentures by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the BCFC Debentures. Such notice will be effective immediately upon mailing.

     The BCFC Debentures Prospectus states as follows: BCFC believes that the BCFC Debentures constitute indebtedness for federal income tax purposes under current law and that the shortening of the maturity of the BCFC Debentures will not be a taxable event to holders. Prospective investors should be aware, however, that the shortening of the maturity of the BCFC Debentures will be a taxable event to holders if the BCFC Debentures are treated as equity for purposes of federal income taxation before the maturity is shortened.

BCFC Debentures Indenture

     The BCFC Debentures were issued under the Indenture, dated August 1, 1992, as amended or supplemented, among BellSouth, BCFC and the Bank of New York as successor to Wachovia Bank of Georgia, N.A., as trustee.

Modification, Amendment and Waiver

     The BCFC Debentures Prospectus states as follows: Subject to certain exceptions, modifications and amendments of the BCFC Debentures Indenture may be made by BCFC, BellSouth and the BCFC Debentures Trustee with the consent of the holders of a majority in principal amount of the outstanding BCFC Debentures of each series affected by the amendment, and compliance with any provision may be waived with the consent of the holders of a majority in principal amount of outstanding BCFC Debentures affect by such waiver. However, without the consent of the holder of each debt security affected, an amendment or waiver may not (i) reduce the amount of debt securities whose holders must consent to an amendment or waiver; (ii) reduce the rate of or change the time for payment of interest on any debt security; (iii) reduce the principal of, or change the fixed maturity of, any debt security; (iv)waive a default in the payment of the principal of or interest on any debt security; (v) make any debt security payable in money other than that stated in the debt security; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or
(vii) amend or terminate the Support Agreement to the detriment of the BCFC Debentures holders.

     The information under this caption is derived solely from the description of the BCFC Debentures contained in the BCFC Debentures Prospectus. An investor may wish to read this Prospectus in conjunction with (i) the BCFC Debentures Prospectus and (ii) the BCFC Debentures Registration Statement, of which the BCFC Debentures Prospectus is a part. This Prospectus relates only to New Certificates offered hereby and does not relate to an offering of the BCFC Debentures. No representation is made by the Trust, the Trustee or PSSA as to the accuracy or completeness of the information contained in the BCFC Debentures Prospectus or the BCFC Debentures Registration Statement.

BCFC and BellSouth

     This Prospectus does not provide information with respect to BCFC or BellSouth. No investigation of either has been made of the financial condition or creditworthiness of BCFC or BellSouth or any subsidiaries in connection with the issuance of the New Certificates. PSSA is not an affiliate of BCFC or BellSouth. Prospective purchasers of the New Certificates should consider carefully BCFC's or BellSouth's financial condition and their ability to make payments in respect of the BCFC Debentures. All information contained in this Prospectus regarding BCFC or BellSouth is derived from the BCFC Debentures Prospectus. Neither PSSA nor the Trust nor any of their respective affiliates has participated in the preparation of the BCFC Debentures Prospectus or the BCFC Debentures Registration Statement, and takes no responsibility for the accuracy or completeness of the information provided therein.

     BellSouth is presently subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information (including financial information) with the Commission. Copies of such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Seven World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and may be obtained from the Public Reference Section of the Commission at Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. In addition, certain material described above and other information will also be available for inspection at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York. Neither PSSA nor the Trust nor any of their respective affiliates has participated in the preparation of any of the foregoing reports or other information filed by BellSouth with the Commission or the New York Stock Exchange or has made any investigation with respect to the information contained therein.

     If BellSouth ceases to be a reporting company under the Exchange Act, information regarding BellSouth and the BCFC Debentures will be limited to any information received by the Trustee, as the holder of the BCFC Debentures, pursuant to the BCFC Debentures Indenture from BCFC or BellSouth or the trustee under the BCFC Debentures Indenture (the "BCFC Debentures Trustee"). The Trustee will furnish such information to registered holders of the Trust Certificates promptly following receipt.

     BCFC is not subject to the informational requirements of the Exchange Act, and no documents have been filed by BCFC under the Exchange Act.

     The Trust will have no assets other than the BCFC Debentures from which to make distributions of amounts due in respect of the Trust Certificates. Consequently, the ability of holders of Trust Certificates to receive distributions and the timeliness of such distributions in respect of the New Certificates will depend on the Trust's receipt of payments on the BCFC Debentures from BCFC.

Ratings

     The BCFC Debentures have been rated "Aa1" and "AAA" by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, respectively. The New Certificates will be rated "Aa1" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services at initial issuance. Any rating of the BCFC Debentures or the New Certificates is not a recommendation to purchase, hold or sell the New Certificates, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.

Prudential Securities, BCFC and BellSouth

     From time to time, Prudential Securities may be engaged by BCFC or BellSouth as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, Prudential Securities or another affiliate of PSSA may make a market in other outstanding securities of BCFC or BellSouth.

                               THE EXCHANGE OFFER

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement, filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Terms of the Exchange Offer

     In connection with the sale of the Old Certificates pursuant to a Purchase Agreement dated as of August 25, 1997 and the Terms Agreement dated as of January 28, 1998, between PSSA and Prudential Securities, their respective assignees became entitled to the benefits of the Registration Rights Agreement incorporated by reference hereto as described under "Incorporation of Certain Documents by Reference".

     Under the Registration Rights Agreement, except in certain circumstances, PSSA is obligated to use its best efforts to (i) file a Registration Statement (the "Exchange Offer Registration Statement"), of which this Prospectus is a part, for a registered exchange offer with respect to an issue of New Certificates identical in all material respects to the Old Certificates within 60 calendar days after January 30, 1998, the date the Old Certificates were issued, (ii) cause the Registration Statement to become effective at the earliest possible time, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Certificates to be made under the Blue Sky laws of such jurisdictions as are necessary to permit consummation of the Exchange Offer and (iv) promptly after the effectiveness of such Exchange Offer Registration Statement, commence and consummate the Exchange Offer. The Trust will keep the Exchange Offer open for a period of not less than 30 calendar days and not more than 45 days after the date notice of the Exchange Offer is mailed to holders. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Rights Agreement.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), all Old Certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Certificates of the same class will be issued in exchange for an equal principal amount of outstanding Old Certificates accepted in the Exchange Offer. Old Certificates may be tendered only in minimum denominations of $2,000,000 Certificate Principal Balance and integral multiples of $1.00 in excess thereof. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders as of January 12, 1999. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered in exchange. However, the obligation to accept Old Certificates for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "--Conditions".

     Old Certificates shall be deemed to have been accepted as validly tendered when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Certificates for the purposes of receiving the New Certificates and delivering New Certificates to such holders.

     Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters, PSSA believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from PSSA for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of PSSA as defined in Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Trust that (i) it is not an affiliate of PSSA (as defined in Rule 405 under the Securities Act) or a broker-dealer tendering Old Certificates acquired directly from the Trust or PSSA for its own account; (ii) any New Certificates to be received by it will be acquired in the ordinary course of its business; and
(iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Broker-Dealer that receives New Certificates for its own account ("Restricted Broker-Dealer") pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Restricted Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Restricted Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Restricted Broker-Dealer as a result of market-making activities or other trading activities. PSSA has agreed that for a period of one year it will cause this Prospectus to be made available to any Restricted Broker-Dealer for use in connection with any such resale. See "Plan of Distribution".

     If (i) PSSA is not required to file an Exchange Offer Registration Statement with respect to the New Certificates because the Exchange Offer is not permitted by applicable law or (ii) if any holder of Old Certificates shall notify PSSA within 20 Business Days following the consummation of the Exchange Offer that (A) such holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such holder may not resell the Exchange Certificates acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (C) such holder is a Broker-Dealer and holds Old Certificates acquired directly from any of the Trust or PSSA or one of their respective Affiliates, then PSSA shall (x) cause to be filed, on or prior to 60 days after the date on which PSSA determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause (i) above, or 60 days after the date on which PSSA receives the notice specified in clause (ii) above, a shelf registration statement pursuant to Rule 415 under the Securities Act (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") relating to all Old Certificates the holders of which shall have provided the information required by the Registration Rights Agreement, and shall (y) use its best efforts to cause such Shelf Registration Statement to become effective within 90 days after the date on which PSSA becomes obligated to file such Shelf Registration Statement. PSSA shall use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of Old Certificates by the holders thereof entitled to the benefit of the Shelf Registration Statement, and to ensure that it conforms with the requirements of the Registration Rights Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of not more than one year following the date on which such Shelf Registration Statement first becomes effective under the Securities Act or such shorter period that will terminate when all the Old Certificates covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

     Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act (which, subject to certain limited exceptions, PSSA will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--Risk Factors Relating to the New Certificates and the Exchange Offer".

     NEITHER PSSA NOR THE TRUSTEE MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CERTIFICATES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CERTIFICATES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CERTIFICATES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CERTIFICATES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

Expiration Date; Extensions; Amendments; Termination

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on February 18, 1999 (30 calendar days following the commencement of the Exchange Offer), unless PSSA, in its sole discretion, instructs the Exchange Agent to extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

     In order to extend the Expiration Date, PSSA will notify the Exchange Agent of any extension by oral or written notice and will cause the Exchange Agent to notify the holders of the Old Certificates by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Trust is extending the Exchange Offer for a specified period of time.

     PSSA reserves the right to cause the Trust and the Exchange Agent (i) to delay acceptance of any Old Certificates, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Certificates not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by PSSA, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to cause the Trustee to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Certificates. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by PSSA to constitute a material change, PSSA will promptly cause such amendment to be disclosed in a manner reasonably calculated to inform the holders of the Old Certificates of such amendment.

     Without limiting the manner in which the Exchange Agent may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Exchange Agent shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Procedures for Tendering

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, (A) either (i) certificates for such Old Certificates must be received by the Exchange Agent along with the Letter of Transmittal or (ii) the holder must comply with the guaranteed delivery procedures described below, and (B) a certification to the effect that the beneficial owner thereof (whether such registered holder or the ultimate beneficiary for whom it holds such Old Certificate(s)) is either (i) a United States person or (ii) a non-United States person who is exempt from withholding under U.S. federal income tax laws and has completed, accurately and in a manner reasonably satisfactory to the Trustee or its agent, an IRS Form W-8 and delivered such Form to the Trustee or its agent unless such certificate has already been provided to the Trustee in connection with the purchase of the Old Certificate(s) being tendered and the status of the beneficial owner has not changed. THE METHOD OF DELIVERY OF OLD CERTIFICATES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD CERTIFICATES SHOULD BE SENT TO PSSA. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Old Certificates will constitute an agreement between such holder and the Trust in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Only a holder of Old Certificates may tender such Old Certificates in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Certificates are registered on the books of the Trustee or any other person who has obtained a properly completed bond power from the registered holder.

     Any beneficial owner whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Old Certificates tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Certificates listed therein, such Old Certificates must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Certificates on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Certificates.

     If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Trustee, evidence satisfactory to the Trustee of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Certificates will be determined by the Trustee in its sole discretion, which determination will be final and binding. The Trustee reserves the absolute right to reject any and all Old Certificates not properly tendered or any Old Certificates which, if accepted, would, in the opinion of counsel for PSSA, be unlawful. The Trustee also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Certificates. The Trustee's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as the Trustee shall determine. Neither the Trustee nor PSSA, nor the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Certificates, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Certificates, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, PSSA reserves the right in its sole discretion (i) to purchase or make offers for any Old Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions", to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, to purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

Acceptance of Old Certificates for Exchange; Delivery of New Certificates

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Certificates properly tendered will be accepted, promptly after the Expiration Date, and the New Certificates will be issued promptly after acceptance of the Old Certificates. For purposes of the Exchange Offer, Old Certificates shall be deemed to have been accepted as validly tendered for exchange when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of New Certificates for Old Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Certificates, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Certificates are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Certificates will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Guaranteed Delivery Procedures

     If a registered holder of the Old Certificates desires to tender such Old Certificates, and the Old Certificates are not immediately available, or time will not permit such holder's Old Certificates or other required documents to reach the Exchange Agent before the Expiration Date, a tender may be effected if
(i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by PSSA (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Certificates and the amount of Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange (the "NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Certificates, in proper form for transfer, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Certificates, in proper form for transfer, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal of Tenders

     Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time on the Expiration Date at one of the addresses set forth below under "--Exchange Agent". Any such notice of withdrawal must specify the name of the person having tendered the Old Certificates to be withdrawn, identify the Old Certificates to be withdrawn (including the principal amount of such Old Certificates) and (where certificates for Old Certificates have been transmitted) specify the name in which such Old Certificates are registered, if different from that of the withdrawing holder. If certificates for Old Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Trustee, whose determination shall be final and binding on all parties. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Certificates which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Certificates may be retendered by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the Expiration Date.

Conditions

     Notwithstanding any other term of the Exchange Offer, Old Certificates will not be required to be accepted for exchange, nor will New Certificates be issued in exchange for any Old Certificates, and PSSA may cause the Trustee to terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Certificates, if because of any change in law, or applicable interpretations thereof by the Commission, PSSA determines that the Trust is not permitted to effect the Exchange Offer. PSSA has no obligation to, and will not knowingly, permit acceptance of tenders of Old Certificates by the Trust from affiliates of PSSA (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Certificates to be received by such holder or holders of Old Certificates in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

Exchange Agent

     The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                               By Mail or By Hand:
                              The Bank of New York
                           101 Barclay Street, 12 East
                              New York, N.Y. 10286
                   Attention: Corporate Trust--Administration

                            Telephone: (212) 815-5098
                            Facsimile: (212) 815-5999
Fees and Expenses

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by PSSA on behalf of the Trust pursuant to the Registration Rights Agreement. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees or agents of PSSA on behalf of the Trust.

     PSSA will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. PSSA, however, will pay on behalf of the Trust the Exchange Agent's reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. PSSA may also pay on behalf of the Trust, the reasonable out-of-pocket expenses incurred by brokerage houses and other custodians, nominees and fiduciaries in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Certificates, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer will be paid by PSSA on behalf of the Trust, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

     PSSA will pay all transfer taxes, if any, applicable to the exchange of Old Certificates pursuant to the Exchange Offer. If, however, certificates representing New Certificates or Old Certificates for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Certificates tendered, or if tendered Old Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                       DESCRIPTION OF THE NEW CERTIFICATES

General

     The New Certificates will be denominated and distributions with respect thereto will be payable in United States Dollars. The Trust Certificates represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the BCFC Debentures, (ii) all payments on or collections in respect of the BCFC Debentures received on or after January 30, 1998, together with any proceeds thereof, and (iii) all funds from time to time deposited with the Trustee in accounts related to the Trust. The property of the Trust will be held for the benefit of the holders of the Trust Certificates by the Trustee. Holders of the New Certificates will receive payments or distributions on each Distribution Date as described herein. See "--Collections and Distributions on New Certificates."

     The Trust Certificates represent two classes of undivided fractional beneficial interests in the assets of the Trust, and all distributions to holders of the Trust Certificates will be made only from the property of the Trust as described herein. The Trust Certificates are comprised of two classes representing the entire undivided beneficial ownership of the Trust: the Amortizing Class and the Residual Class (the Old Certificates currently constitute, and the New Certificates along with any Old Certificates not tendered in the Exchange Offer, will constitute the entire Residual Class). The Amortizing Class is made up of $48,391,720.74 aggregate Certificate Principal Balance of Amortizing Class Certificates. Subject to the occurrence of an Optional Redemption, a Maturity Shortening Redemption or an In-Kind Distribution, distributions on the Amortizing Class Certificates will consist of equal semiannual Fixed Payments allocable to principal and interest and will be made on each Scheduled Distribution Date up to and including January 15, 2018. Although payments on the Amortizing Class Certificates are denominated as principal and interest, the Amortizing Class Certificates generally represent indirect beneficial ownership of solely the interest payments on the BCFC Debentures on or before January 18, 2018 and will be paid solely from interest payments on the BCFC Debentures. The Trust Certificates do not represent an interest in or obligation of PSSA, BCFC, BellSouth, the BCFC Debentures Trustee or the Trustee or any affiliate of any of the foregoing.

     Subject to the occurrence of an Optional Redemption, a Maturity Shortening Redemption or an In-Kind Distribution, the Residual Class Certificates evidence fractional undivided beneficial interests in all principal payments on the BCFC Debentures and in interest accrued and paid on the BCFC Debentures after January 15, 2018 at a rate of 7.12% per annum.

     The aggregate "Certificate Principal Balance" of the Residual Class Certificates on any determination date will equal the aggregate principal amount of the BCFC Debentures in the Trust as of such date. The Certificate Principal Balance of any Residual Class Certificate will represent a pro rata portion of the then-current aggregate Certificate Principal Balance of all outstanding Residual Class Certificates, which equals the principal amount of the BCFC Debentures that the holder of such Residual Class Certificate is entitled to receive as an in-kind distribution on January 15, 2018.

     New Certificates may be transferred or exchanged for like Certificates of the same Class at the corporate trust office or agency of the Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

Form of the New Certificates

     The New Certificates will be issued in definitive registered form in minimum denominations of $2,000,000 Certificate Principal Balance and integral multiples of $1.00 in excess thereof.

Collections and Distributions on New Certificates

     Subject to the occurrence of an Optional Redemption or a Maturity Shortening Redemption, no cash distributions will be made on the Residual Class Certificates. Instead, the Residual Class Certificates outstanding on January 15, 2018 will be terminated and deemed involuntarily surrendered by the holders thereof in exchange for a principal amount of the BCFC Debentures underlying the Residual Class Certificates equal to the aggregate Certificate Principal Balance of the Residual Class Certificates. No action by such holders will be required to effect such termination. Holders of Residual Class Certificates will be required to physically surrender the Residual Class Certificates to the Trustee, endorsed to the Trustee with signature guaranteed and instruct the Trustee as to the name of the participant in the Depository Trust Company in whose name such holder's BCFC Debentures are to be registered; provided that if the BCFC Debentures cease to be held through the Depository Trust Company, the Trustee will provide notice to the holders as to how such exchange shall be made. The BCFC Debentures to be delivered to each holder of New Certificates on January 15, 2018 or earlier upon an In-Kind Distribution will be registered in the name requested by such holder by the Trustee and will entitle holders thereof to the same rights as holders of all other BCFC Debentures.

     Distributions with respect to New Certificates will be made at the corporate trust office or agency of the Trustee in The City of New York.

     Any cash distribution on the New Certificates, upon a liquidation of the Trust as described below, will be made (i) in U.S. Dollars by or on behalf of the Trustee on the date of the distribution and (ii) by check drawn on, or wire transfer, of immediately available funds, but, with respect to the latter, only if appropriate wire transfer instructions have been received in writing by the Trustee not later than fifteen calendar days prior to the date of the distribution. If a holder of New Certificates wishes to receive cash payments by wire transfer, such holder shall provide appropriate wire transfer instructions by delivery of a written notice to the Trustee not later than fifteen calendar days prior to the date of the distribution, which will remain in effect until revoked by written notice to such Trustee received not later than fifteen calendar days prior to the date of the distribution. Any cash distribution by the Trustee to the New Certificates shall be made, subject to timely receipt of payments on the BCFC Debentures and solely to the extent of Available Funds. See "--Maturity Shortening Redemption." "Available Funds" means, as of any date of the distribution, the aggregate amount received on or with respect to the BCFC Debentures during the period from the preceding date of the distribution up to and including such date of the distribution (each such period, a "Collection Period"), and deposited in the Collection Account and available for distribution on such date of the distribution.

     If a payment with respect to the BCFC Debentures is made to the Trustee after the date on which such payment was due, the Trustee will distribute any such amounts received on the Business Day thereafter as if such funds had constituted Available Funds on the date of the distribution immediately preceding such Business Day; provided, however, that the Record Date for such distribution shall be fifteen days prior to such Business Day and no additional amounts will accrue on the Trust Certificates or be owed to holders of Trust Certificates in respect of such distribution.

     All amounts received on or with respect to the BCFC Debentures shall be held uninvested by the Trustee. On January 15, 2018, the Trustee will distribute the BCFC Debentures in kind to the holders of Residual Class Certificates, unless an Optional Redemption, a Maturity Shortening Redemption or an In-Kind Distribution has occurred on or prior to such date.

     In the event that PSSA is required to repurchase the BCFC Debentures as a result of a breach of its representation and warranty as to its title to the BCFC Debentures immediately prior to the transfer thereof to the Trustee, the Trustee will distribute the repurchase price received from PSSA to the holders of the Residual Class Certificates and the Amortizing Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the BCFC Debentures after January 15, 2018 bears to
(ii) the present value of all originally scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of 7.12% per annum to the date on which the repurchase price is distributed. Such ratio will be calculated by PSSA, as calculation agent, and such distribution will be made fifteen days after receipt of the repurchase price.

Optional Redemption

     The BCFC Debentures may be redeemed prior to maturity, as a whole or in part from time to time, at the option of BCFC, on not less than 30 or more than 60 days' notice at a redemption price equal to the greater of (i) 100% of the principal amount being redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined herein) thereon discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined herein) plus 15 basis points, together with accrued interest on the principal amount being redeemed to the redemption date.

     In addition, if a Tax Event (as defined below) occurs and, in the opinion of nationally recognized independent tax counsel, there would, notwithstanding any shortening of the maturity of the BCFC Debentures, be more than an insubstantial risk that interest paid by BCFC on the BCFC Debentures is not, or will not be, deductible, in whole or in part, by BellSouth for United States federal income tax purposes, BCFC will have the right, on not less than 30 or more than 60 days' notice, to redeem the BCFC Debentures, as a whole, but not in part, at a redemption price equal to the greater of (i) 100% of the principal amount being redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined herein) thereon discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined herein) plus 25 basis points, together with accrued interest on the principal amount being redeemed to the redemption date.

     If the BCFC Debentures are redeemed as a whole at the option of BCFC on or prior to January 15, 2018, the Certificates will be redeemed on the Optional Redemption Date. In such event, the Trustee will distribute the payment received on the BCFC Debentures on the Optional Redemption Date to the holders of the Amortizing Class Certificates and the Residual Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the Amortizing Class Certificates bears to (ii) the present value of all originally scheduled future payments on the BCFC Debentures after January 15, 2018, discounted semiannually in each case at a rate of 7.12% per annum to the Optional Redemption Date. Such ratio will be calculated by the Calculation Agent. In the case of an Optional Redemption of less than all of the BCFC Debentures, the Trustee will distribute the payment received on the BCFC Debentures on the Optional Redemption Date to the holders of the Amortizing Class Certificates and the Residual Class Certificates, respectively, on the basis of the foregoing ratio as of the Optional Redemption Date on a pro rata basis; such distribution will result in a reduction (based on the percentage of BCFC Debentures redeemed) of the Residual Class Certificate Principal Balance and a recalculation of the Certificate Principal Balance of, and Fixed Payments with respect to, the Amortizing Class Certificates based on the remaining BCFC Debentures after such redemption. A table showing the percentages of such distribution that would be distributable to the Amortizing Class Certificates and the Residual Class Certificates, respectively, assuming that such distribution occurs on a scheduled Distribution Date, is attached hereto as Appendix A.

Maturity Shortening Redemption

     Upon occurrence of a Tax Event, BCFC will have the right to shorten the maturity of the BCFC Debentures to the minimum extent required, in the opinion of a nationally recognized independent tax counsel selected by BCFC, such that, after the shortening of the maturity, interest paid on the BCFC Debentures will be deductible by BellSouth for federal income tax purposes. In the event that the Shortened Maturity Date is on or prior to January 15, 2018, the Trust Certificates will be redeemed on the Shortened Maturity Date. The Trustee will distribute the payment received on the BCFC Debentures on the Shortened Maturity Date, which will equal principal plus accrued interest on the BCFC Debentures and will not contain any premium, to the holders of the Residual Class Certificates and Amortizing Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the BCFC Debentures after January 15, 2018 bears to (ii) the present value of all originally scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of 7.12% per annum to the Shortened Maturity Date. Such ratio will be calculated by the Calculation Agent. After such a distribution, holders of Residual Class Certificates will receive no further distributions. A Maturity Shortening as a result of a Tax Event may increase the amount of original issue discount required to be included in a holder's ordinary gross income. See "U.S. Federal Income Tax Consequences--Purchase and Holding of Trust Certificates". A table showing the percentages of such distribution that would be distributable to the Amortizing Class Certificates and the Residual Class Certificates, respectively, assuming that such distribution occurs on a scheduled Distribution Date, is attached hereto as Appendix A.

     "Tax Event" means that BCFC shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of (a) any amendment to, clarification of or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling (including any technical advice memorandum or other private letter ruling), regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "Administrative or Judicial Action"), or (c) any amendment to, clarification of or change in any official position with respect to, or any interpretation of (including any position taken in any Internal Revenue Service audit or similar proceeding), an Administrative or Judicial Action or a law or regulation of the United States that differs from the theretofore generally accepted position or interpretation, in each case, occurring on or after July 22, 1997, there is more than an insubstantial increase in the risk that interest paid by BCFC on the BCFC Debentures is not, or will not be, deductible, in whole or in part, by BellSouth for United States federal income tax purposes.

Distribution of the BCFC Debentures on Payment Default or Acceleration

     If a Payment Default or an Acceleration with respect to the BCFC Debentures occurs on or prior to January 15, 2018, the Trustee will make an in-kind distribution (an "In-Kind Distribution") of the BCFC Debentures to the holders of the Trust Certificates. A "Payment Default" means a default in the payment of any amount due on the BCFC Debentures from BCFC after the same becomes due and payable (and the expiration of any applicable grace period on the BCFC Debentures). An "Acceleration" means the acceleration of the maturity of the BCFC Debentures following the occurrence of any default on the BCFC Debentures other than a Payment Default, notwithstanding any subsequent recission and annulment of such Acceleration by the requisite holders of the entire series of the BCFC Debentures. The In-Kind Distribution will be made to the holders of the Residual Class Certificates and Amortizing Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the BCFC Debentures after January 15, 2018 bears to (ii) the present value of all originally scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of 7.12% per annum to the date of such distribution. Such ratio will be calculated by the Calculation Agent. To the extent necessary to avoid a distribution of the BCFC Debentures in unauthorized denominations, the Trustee will cause the liquidation in a commercially reasonable manner of the BCFC Debentures as are necessary, and will distribute the proceeds therefrom to holders of Trust Certificates based on their respective rights to the BCFC Debentures in unauthorized denominations. An In-Kind Distribution may be treated in whole or in part as equivalent to a taxable sale or exchange. A table showing the percentages of such distribution that would be distributable to the Amortizing Class Certificates and the Residual Class Certificates, respectively, assuming that such distribution occurs on a scheduled Distribution Date, (a) an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and (b) is attached hereto as Appendix A. See "U.S. Federal Income Tax Consequences--Distributions".

Limitations on Beneficial Ownership of New Certificates.

     Each registered holder of a New Certificate will be required to deliver to the Trustee a certification (which will be included in the Letter of Transmittal) upon purchase of the Certificate to the effect that the beneficial owner thereof (whether such registered holder or the ultimate beneficiary for whom it holds such Certificate) is either (i) a United States person or (ii) a non-United States person who is exempt from withholding under U.S. federal income tax laws and has completed, accurately and in a manner reasonably satisfactory to the Trustee or its agent, an appropriate statement (generally on IRS Form W-8) signed under the penalties of perjury identifying the holder and stating, among other things, that the holder is not a U.S. person (or after December 31, 1999, if the holder satisfied applicable documentary evidence requirements for establishing that it is not a U.S. person) and delivered such statement to the Trustee or its agent. Such registered holder will be deemed to have represented and agreed with the Trustee that so long as it is the registered holder of such Certificate, the beneficial owner thereof will be a person described in clauses (i) or (ii) above and, in the event of any change in the identity of the beneficial owner for whom such registered holder is acting or any lapse of an appropriate statement (generally on IRS Form W-8) previously delivered to the Trustee, it will promptly deliver a new certification or an appropriate statement (generally on IRS Form W-8), as applicable. In the event such representation is untrue or such current forms are not so furnished, the Certificate held by such registered holder will be subject to mandatory resale as described below.

     If the Trustee determines that the deemed representation made by such registered holder is incorrect or if such registered holder does not provide an appropriate statement (generally on IRS Form W-8) as described above within ten days after the prior such statement has lapsed, then, the Trustee will furnish a notice to such registered holder stating that (i) such registered holder must, within 30 calendar days from the date of such notice, effect the registration of transfer of its New Certificate to a person that certifies that the beneficial owner of the Certificate is a U.S. person or exempt from U.S. withholding tax as described above and (ii) if such transfer does not occur by the thirtieth day, the registered holder will be deemed to have appointed Prudential Securities and/or Prudential-Bache Securities (U.K.) Inc. as its broker(s) to sell such registered holder's certificate on its behalf to such an exempt person at a commercially reasonable price (net of customary brokerage commissions) within the next succeeding five business days.

     The foregoing restrictions on transfer also apply to transfers conducted in the secondary market.

                       DESCRIPTION OF THE TRUST AGREEMENT

General

     The following summary of certain provisions of the Trust Agreement and the Trust Certificates does not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the Trust Agreement incorporated by reference hereto as described under "Incorporation of Certain Documents by Reference." Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

The Trustee

     The Bank of New York, a New York banking corporation, acts as trustee of the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 101 Barclay Street, 12th Floor East, New York, New York 10286, Attention:
Corporate Trust. The Bank of New York is also the trustee under the BCFC Debentures Indenture.

     The Trust Agreement provides that the Trustee and any director, officer, employee or agent thereof will be indemnified by PSSA and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Trust Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement. Pursuant to the Trust Agreement, as compensation for the performance of its duties thereunder, the Trustee is entitled to payment of trustee fees and reimbursement of expenses by PSSA pursuant to a separate agreement with PSSA, but shall not have any claim against the Trust with respect thereto.

     The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the New Certificates or the BCFC Debentures or any related document. The Trustee is required to perform only those duties specifically required under the Trust Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

     The Trustee is unaffiliated with, but may have normal banking relationships with, PSSA and its affiliates.

     The Trust Agreement and, upon consummation of the Exchange Offer, the provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein, contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Trust, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

Event of Default

     There are no events of default with respect to the Trust Certificates.

Voting Rights

     Voting rights will be allocated between the holders of Residual Class Certificates, on the one hand, and the holders of Amortizing Class Certificates on the other, respectively, at any date of determination in the same ratio as
(i) the present value of all originally scheduled future payments on the BCFC Debentures after January 15, 2018 bears to (ii) the present value of all originally scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of 7.12% per annum to the date of determination. Such ratio will be calculated by the Calculation Agent. All voting rights with respect to the Residual Class Certificates will be allocated among all holders of Residual Class Certificates in proportion to the respective Certificate Principal Balances of the then-outstanding Residual Class Certificates held by such holders on any date of determination. All voting rights with respect to the Amortizing Class Certificates will be allocated among all holders of Amortizing Class Certificates in proportion to the respective Certificate Principal Balances of the then-outstanding Amortizing Class Certificates held by such holders on any date of determination.

     The required percentage of Voting Rights of those Classes of Trust Certificates that are materially adversely affected by any modification or amendment of the Trust Agreement necessary to consent to such modification or amendment is 100%.

Voting with Respect to the BCFC Debentures

     The Trustee, as the holder of the BCFC Debentures, has the right to vote and give consents and waivers in respect of the BCFC Debentures as permitted by the depositary with respect thereto and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from BCFC for its consent to any amendment, modification or waiver of the BCFC Debentures or any document relating thereto, or receives any other solicitation for any action with respect to the BCFC Debentures, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each holder of Trust Certificates of record as of such date. The Trustee shall request instructions from the holders of Trust Certificates as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative voting rights of the Trust Certificates) as the Trust Certificates of the Trust were actually voted or not voted by the holders of Trust Certificates thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary herein, the Trustee shall at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the BCFC Debentures, including, without limitation, any demand to accelerate the BCFC Debentures or (ii) which would result in the exchange or substitution of any the BCFC Debentures pursuant to a plan for the refunding or refinancing of the BCFC Debentures, except in each case with the unanimous consent of the holders of Trust Certificates, and subject to the requirement that such vote or consent would not, based on an Opinion of Counsel, cause the Trust to fail to be characterized as a grantor trust for U.S. federal income tax purposes or result in a sale or exchange of any Trust Certificate for federal income tax purpose. The Trustee shall have no liability for any failure to act resulting from holders of Trust Certificates' late return of, or failure to return, directions requested by the Trustee from the holders of Trust Certificates. In the event of an In-Kind Distribution, holders of Residual Class Certificates would become holders of BCFC Debentures and, as such, would be entitled to vote through their participant in the Depository Trust Company.

Modification and Waiver

     The Trust Agreement may be amended by PSSA and the Trustee, without notice to or consent of the holders of Trust Certificates, for certain purposes including (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add or supplement any Credit Support (as defined in the Trust Agreement) for the benefit of any holders of Trust Certificates, (iv) to add to the covenants, restrictions or obligations of PSSA or the Trustee for the benefit of the holders of Trust Certificates, (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement, or (vi) to comply with any requirements imposed by the Internal Revenue Code of 1986 (the "Code"); provided that (x) any such amendment described in (i) through (vi) will not, as evidenced by an Opinion of Counsel, cause the Trust to fail to qualify as a grantor trust for federal income tax purposes or result in a sale or exchange of any Certificate for tax purposes and
(y) the Trustee has received (1) a certificate of PSSA to the effect that such amendment will not have a material adverse effect on any class of holders of Trust Certificates and (2) written confirmation from each Rating Agency rating such Trust Certificates, if any, that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof. Without limiting the generality of the foregoing, the Trust Agreement may also be modified or amended from time to time by PSSA and the Trustee, with the consent of the holders of Certificates of each class evidencing not less than the "Required Percentage--Amendment" of the Voting Rights of those Trust Certificates of such Classes that are affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such holders of Trust Certificates; provided that any such amendment shall not, as evidenced by an Opinion of Counsel, cause the Trust to fail to qualify as a grantor trust for federal income tax purposes.

     No such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the holder of such Trust Certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

Reports to Holders of Trust Certificates; Notices

     Reports to Holders of Trust Certificates. With each distribution to holders of Trust Certificates, the Trustee will forward or cause to be forwarded to each such holder of Trust Certificates and to PSSA a statement setting forth: (i) the amount of such distribution to holders of Trust Certificates of such Class allocable to principal, if any, on the Trust Certificates of such Class; (ii) the amount of compensation received by the Trustee for the period relating to such Distribution Date, (iii) the aggregate stated principal amount or, if applicable, notional principal amount of the BCFC Debentures and the current interest rate thereon at the close of business on such Distribution Date; and
(iv) the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Trust Certificates at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise. In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a U.S. dollar amount per minimum denomination of Trust Certificates or for such other specified portion thereof. Subject to the occurrence of an Optional Redemption, a Maturity Shortening Redemption or an In-Kind Distribution, the holders of New Certificates will receive no such reports until the distribution in-kind on January 15, 2018. Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person who at any time during the calendar year was a holder of Trust Certificates a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a holder of Trust Certificates. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

     Notices. Any notice required to be given to a holder of a Registered Certificate will be mailed to the address of such holder set forth in the applicable Certificate Register.

Replacement Certificates

     If a New Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued.

Termination of the Trust

     The Trust shall terminate upon the earliest of (i) the distribution of the BCFC Debentures on January 15, 2018, (ii) the date of any Optional Redemption of the BCFC Debentures as a whole, (iii) the date of any Maturity Shortening Redemption or (iv) the date of an In-Kind Distribution.

         The final distribution will be made only upon surrender and cancellation of the Trust Certificates at an office or agency appointed by the Trustee.

Governing Law

         The Trust Agreement and the Trust Certificates will be governed by, and construed in accordance with, the laws of the State of New York. Upon consummation of the Exchange Offer, the Trust Agreement will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of the Trust Agreement and will, to the extent applicable, be governed by such provisions.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of U.S. federal income tax consequences material to the purchase, ownership and disposition of Trust Certificates and the exchange of Old Certificates for New Certificates (the "Exchange") pursuant to the Exchange Offer. The summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to a decision to purchase Trust Certificates by any particular investor, including tax consequences that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. Thus, for example, except where otherwise noted, the discussion below is addressed to holders that are "U.S. persons" and that hold Trust Certificates as capital assets. It does not discuss state, local or foreign tax consequences, nor does it discuss all the tax consequences that may be relevant to a holder subject to special rules, including dealers in securities or commodities, banks, savings and loan associations and similar financial institutions, tax-exempt organizations, insurance companies, taxpayers that hold Trust Certificates as part of a hedged or integrated transaction (such as a "straddle" or "conversion transaction") for U.S. federal income tax purposes, or taxpayers whose functional currency is other than the U.S. dollar. It also does not discuss tax consequences for individuals or entities taxed as individuals. The discussion below is based on the Code and the regulations issued thereunder, and interpretations of law, rulings and decisions currently in effect, all of which are subject to change. Any such change may be applied retroactively, and may adversely affect the U.S. federal income tax consequences described herein.

     The term "U.S. person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. persons have the authority to control all of the trust's substantial decisions.

     Prospective holders should consult their tax advisors as to the U.S. federal tax consequences to them of the Exchange, and of acquiring, holding and disposing of Trust Certificates, including, in particular, the application in their particular circumstances of the tax consequences discussed below, as well as the application of state, local, foreign or other tax laws.

Exchange of Old Certificates for New Certificates

     In the opinion of Cleary, Gottlieb, Steen & Hamilton, the Exchange will not be a taxable event for U.S. federal income tax purposes. As a result, a holder of an Old Certificate whose Old Certificate is accepted in the Exchange Offer will not recognize gain on the Exchange. The New Certificates will have the same "issue price" (and "adjusted issue price" immediately after the Exchange) as the Old Certificates, and each tendering holder will have the same adjusted basis and holding period in the New Certificates as it had in the Old Certificates immediately before the Exchange.

Characterization of the Trust

     For U.S. federal income tax purposes, the Trust will not be treated as an association taxable as a corporation (or a publicly traded partnership treated as an association) in the opinion of Cleary, Gottlieb, Steen & Hamilton. Although the characterization of the Trust is not certain, the Trust should be treated for U.S. federal income tax purposes as a grantor trust, and the Trustee intends to report income, gain, loss and deductions to the Internal Revenue Service ("IRS") on that basis. If the Trust were not classified as a grantor trust, it would be classified as a partnership. As a consequence, the Trust will not be subject to U.S. federal income taxation.

     Prospective investors should be aware that no rulings have been or are expected to be sought from the IRS with respect to the classification of the Trust (or any of the other U.S. federal income tax consequences discussed in this summary) and there can be no assurance that the IRS will agree with the characterization of the Trust as a grantor trust (or with the other U.S. federal income tax consequences discussed herein). See "--Alternative Characterizations." Accordingly, prospective purchasers are urged to consult their tax advisers regarding the U.S. federal income tax classification of the Trust.

     Under the U.S. federal income tax rules applicable to grantor trusts, a holder of a Trust Certificate will be treated as owning the rights to those payments on the BCFC Debentures that are allocable to that Trust Certificate. The sale of a Trust Certificate will be considered a sale of a holder's interest in those payments. In addition, a holder may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as such items would be deducted by the holder if the holder paid directly a pro rata portion of the amounts paid by the Trust.

     The BCFC Debentures Prospectus indicates that the BCFC Debentures underlying the Trust Certificates were sold based on BCFC's belief that they constitute indebtedness of BCFC for U.S. federal income tax purposes. The following discussion is based on the assumption that the BCFC Debentures will constitute debt instruments in their entirety. Except for the discussion under "--Alternative Characterizations," the following also assumes that the Trust will be classified as a grantor trust.

Purchase and Holding of Trust Certificates

     A purchaser of a Trust Certificate will be treated as having acquired the rights to those payments on the BCFC Debentures that are allocable to that Trust Certificate and will be taxed under the "stripped bond" rules of the Code. The holder will be treated as having purchased a newly issued, single debt instrument providing for payments equal to the payments on the BCFC Debentures allocable to the Trust Certificate, and having original issue discount ("OID") equal to the excess of the sum of such payments over the holder's purchase price for the Trust Certificate (which would be treated as the "issue price"). In determining the purchase price for a Trust Certificate for this purpose, a portion of the purchase price of the Trust Certificate may be separately allocated to amounts held by the Trust pending distribution to holders (the recovery of which amounts would not be taxable). Any such allocation would reduce the amount paid for (and the amount payable on) such Trust Certificate.

     Under the OID rules, in general, each holder of a Trust Certificate, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of OID on the Trust Certificate for all days during the taxable year that the holder owns the Trust Certificate. The daily portions of OID on a Trust Certificate are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a Trust Certificate, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. The amount of OID on a Trust Certificate allocable to each accrual period is determined by multiplying the "adjusted issue price" of the Trust Certificate at the beginning of the accrual period by the yield to maturity of such Trust Certificate (appropriately adjusted to reflect the length of the accrual period). The yield to maturity of a Trust Certificate is the discount rate that causes the present value of all payments on the Trust Certificate as of its issue date to equal the issue price of such Trust Certificate. The "adjusted issue price" of a Trust Certificate at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments made with respect to such Trust Certificate in all prior accrual periods.

     Because holders of Residual Class Certificates will not be receiving current distributions, OID will be includible as income prior to the receipt of cash attributable to such income and the amount of OID includible in income will increase each year.

     It is not clear how the possibility of a Maturity Shortening Redemption or an Optional Redemption, and the resulting distribution to Amortizing Class Certificate holders of a portion of the payment received by the Trust on the Shortened Maturity Date or the Optional Redemption Date, as the case may be, should be taken into account for purposes of determining the taxation of holders at, and prior to, the Shortened Maturity Date or Optional Redemption Date (including, but not limited to, the amount of OID required to be included by holders in ordinary gross income). The Trustee intends to take the position that the possibility of a Maturity Shortening or Optional Redemption should not affect the U.S. federal income tax consequences to holders prior to the Shortened Maturity Date or the Optional Redemption Date. Under this treatment, if the maturity of the BCFC Debentures was shortened as a result of a Tax Event, a holder would be treated, solely for OID purposes, as acquiring a newly issued OID bond, and would be required to determine OID on the newly issued bond taking into account the Shortened Maturity Date and the amount required to be distributed to the holder on that date. The amount of OID required to be included in the holder's ordinary gross income as a result of the redetermination could be more or less than the amount determined without taking into account the Maturity Shortening. In addition, under this treatment, if the maturity of the BCFC Debentures was shortened as a result of an Optional Redemption, a holder would be treated as disposing of the BCFC Debentures in whole, in the case of an Optional Redemption of all of the BCFC Debentures, or in part, in the case of an Optional Redemption of less than all of the BCFC Debentures, on the Optional Redemption Date with the consequences described below under "--Sale or Exchange of Certificates or the BCFC Debentures."

     There can be no assurance, however, that the IRS will not take a different position on the effect of a potential Maturity Shortening, which position may have less favorable tax consequences. See "-Alternative Characterizations." Prospective purchasers should consult their tax advisers with respect to the effect of a potential Maturity Shortening.

     The Trust currently intends, for information reporting purposes, to account for OID reportable by holders of Trust Certificates by reference to the first price at which a substantial amount of the Trust Certificates is sold to purchasers (other than Prudential Securities), even though the amount of OID will differ for subsequent purchasers. Such prospective purchasers should consult their tax advisers regarding the proper calculation of OID.

Distributions

     Cash distributions on the Trust Certificates and the distribution of the BCFC Debentures on January 15, 2018, to Residual Class Certificate holders will not be subject to additional taxation. An In-Kind Distribution may be treated in whole or in part as equivalent to a sale or exchange.

Sale or Exchange of Trust Certificates or the BCFC Debentures

     The tax basis of a holder of a Trust Certificate in a Trust Certificate generally will equal the cost of the Trust Certificate increased by any amounts includible in income as OID, and reduced by any payments made on the Trust Certificate.

     Upon the sale or exchange of a Trust Certificate (other than the Exchange), a holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the holder's tax basis in the Trust Certificate. Gain or loss recognized by an individual holder on the sale or exchange of a Trust Certificate generally will be capital gain or loss, and will be long-term capital gain or loss if the holder is considered to have held the Trust Certificate for more than one year at the time of the disposition. Long-term capital gain recognized by an individual holder generally will be subject to a maximum tax rate of 20 percent in respect of Trust Certificates held for more than one year.

     A holder will recognize gain or loss on any sale by the Trust of the BCFC Debentures, including in connection with an In-Kind Distribution or pursuant to an Optional Redemption of all or part of the BCFC Debentures, equal to the difference between the portion of the amount realized on the sale allocable to the holder and the allocable portion of the holder's basis in the Trust Certificate. In the event of an Optional Redemption of less than all of the BCFC Debentures, a holder will calculate gain or loss by assuming that the BCFC Debentures consist of two debt instruments, one of which is retired and one of which remains outstanding. The adjusted issue price, holder's adjusted basis and accrued but unpaid OID of the BCFC Debentures, determined immediately before the partial Optional Redemption, will be allocated between those two instruments based on the portion of the BCFC Debentures that is treated as retired by the partial Optional Redemption.

Alternative Characterizations

     As noted above, there can be no assurance that the IRS will agree with the characterization of the Trust as a grantor trust. It is possible that the IRS could seek to classify the Trust as a partnership, although even if the IRS were successful the Trust would not be subject to U.S. federal income tax. While not certain, if the Trust is classified as a partnership, it should be eligible for the election out of the partnership tax rules of subchapter K of the Code, under Treasury Regulation Section 1.761-2. In mutual consideration for each holder's purchase of a Trust Certificate, each holder of a Trust Certificate is deemed to have consented to the making of such a protective election as of the date of formation of the Trust. As a result of the election, each holder of a Trust Certificate would be required to report its respective share of the items of income, deductions and credits of the Trust on its respective U.S. federal income tax return in a manner substantially similar to the U.S. federal income tax reporting required under the grantor trust rules. However, if the Trust were not eligible to make the election, the method of taxation of holders of Trust Certificates could differ significantly from the treatment described in this summary. Among those differences, (i) the Trust would be required to account for its income and deductions at the Trust level, and to utilize a taxable year for reporting purposes, (ii) income from the BCFC Debentures would be taxed under the rules of the Code applicable to whole debt instruments rather than under the "stripped bond" rules described above, and (iii) each holder would be required to separately take into account such holder's distributive share of income and deductions of the Trust. A holder would take into account its distributive share of Trust income and deductions for each taxable year of the Trust in the holder's taxable year which ends with or within the Trust's taxable year. Prospective purchasers are urged to consult their tax advisers regarding the U.S. federal income tax classification of the Trust.

     Adverse tax consequences might also result if the IRS takes a different position than the position described above under "--Purchase and Holding of Trust Certificates" with respect to the effect on holders of a potential distribution to Amortizing Class Certificate holders of a portion of the payment received by the Trust on a Shortened Maturity Date or an Optional Redemption Date. For example, the IRS might treat the Amortizing Class Certificate as a right to payments on the BCFC Debentures coupled with a separate agreement, in the nature of a put option, between Amortizing Class Certificate holders, on the one hand, and Residual Class Certificate holders, on the other hand. Under this characterization, a Maturity Shortening event or an Optional Redemption would be a taxable event. Moreover, the existence of a deemed put option might trigger the Code's "straddle" rules, in which case, among other matters, gain or loss on the sale of a Trust Certificate would be short-term capital gain or loss regardless of the period during which the holder held the Trust Certificate.

Non-U.S. Holders

     A holder that is not a U.S. person and that is not subject to U.S. federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Trust Certificate will not be subject to United States income or withholding tax, except as described below and under "--Information Reporting and Backup Withholding," in respect of interest income or gain on the BCFC Debentures if the holder provides an appropriate statement (generally on IRS Form W-8), signed under penalties of perjury, identifying the holder and stating, among other things, that the holder is not a U.S. person (or after December 31, 1999, if the holder satisfied applicable documentary evidence requirements for establishing that it is not a U.S. person) and if the holder is not a "10-percent shareholder" or related "controlled foreign corporation" with respect to BCFC. If these conditions are not met, a 30 percent withholding tax will apply to interest income from the Trust Certificates, unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such holder. In the latter case, such holder will be subject to U.S. federal income tax with respect to all income from the BCFC Debentures at regular rates applicable to U.S. taxpayers.

     A holder that is not a U.S. person may also be subject to U.S. federal income taxation with respect to a Trust Certificate if it is a personal holding company, a corporation that accumulates earnings to avoid U.S.
taxes on shareholders or a private foundation under the Code.

Information Reporting and Backup Withholding

     The Trustee will furnish or make available to each party registered during such calendar year as a holder, such information as is required under the Code or regulations under the Code to enable each holder to file its U.S. federal income tax returns.

     Certain holders that are U.S. persons or that otherwise are subject to United States federal income taxation on a net income basis in respect of the Note ("U.S. holders") may be subject to a 31 percent backup withholding tax in respect of distributions made on a Trust Certificate and proceeds from the sale of a Trust Certificate to or through certain brokers if they do not provide their taxpayer identification numbers (generally on IRS Form W-9). Persons who are not U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. holders in order to avoid the application of information reporting requirements and backup withholding tax. Any amounts so withheld from distributions on the Trust Certificate would be allowed as a credit against the holder's U.S. federal income tax liability, or upon application by the holder to the IRS, would be refunded by the IRS to the extent it exceeds such liability.

                              PLAN OF DISTRIBUTION

     Each broker or dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker or dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market-making activities or other trading activities. PSSA has agreed that it will make this Prospectus, as amended or supplemented, available to any broker or dealer for use in connection with any such resale for a period of one year. In addition, until such date, all brokers or dealers effecting transactions in the New Certificates may be required to deliver a prospectus.

     PSSA will not receive any proceeds from any sale of New Certificates by brokers or dealers. New Certificates received by brokers or dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker or dealer and/or the purchasers of any such New Certificates. Any broker or dealer that resells New Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker or dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Starting on the Expiration Date, PSSA will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker or dealer that requests such documents in the Letter of Transmittal. PSSA has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Certificates) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the New Certificates (including any broker or dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     The validity of the New Certificates and certain United States federal income taxation matters will be passed upon for the Trust by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                             INDEX OF DEFINED TERMS
Administrative Action.................................................    8
Acceleration..........................................................    27
Amortizing Class Certificates.........................................    6
Available Funds.......................................................    25
BCFC..................................................................    cover
BellSouth.............................................................    cover
Calculation Agent.....................................................    8
Certificate Principal Balance.........................................    3
Code..................................................................    30
Collection Period.....................................................    25
Commission............................................................    cover
EDGAR.................................................................    1
Eligible Institution..................................................    21
Exchange..............................................................    31
Exchange Act..........................................................    1
Exchange Agent........................................................    5
Exchange Offer........................................................    cover
Exchange Offer No-Action Letters......................................    cover
Exchange Offer Registration Statement.................................    18
Expiration Date.......................................................    cover
BCFC Debentures.......................................................    cover
BCFC Debentures Indenture.............................................    15
BCFC Debentures Prospectus............................................    cover
BCFC Debentures Registration Statement................................    2
BCFC Debentures Trustee...............................................    16
Fixed Payment.........................................................    6
Holder................................................................    9
In-Kind Distribution..................................................    27
IRS...................................................................    32
Letter of Transmittal.................................................    cover
Maturity Shortening Redemption........................................    cover
New Certificates......................................................    cover
NYSE..................................................................    22
OID...................................................................    33
Old Certificates......................................................    cover
Optional Redemption Date..............................................    cover
Payment Default.......................................................    27
PSGI..................................................................    2
Prudential Securities.................................................    cover
PSSA..................................................................    cover
Registration Rights Agreement.........................................    cover
Registration Statement................................................    1
Restricted Broker-Dealer..............................................    cover
Residual Class Certificates...........................................    6
Rule 3a-7.............................................................    5
Securities Act........................................................    cover
Shelf Registration Statement..........................................    19
Shortened Maturity Date...............................................    cover
Support Agreement.....................................................    2
Tax Event.............................................................    8
Telephone Company.....................................................    13
Trust.................................................................    cover
Trust Agreement.......................................................    cover
Trust Certificates....................................................    cover
Trustee...............................................................    cover
U.S. holders..........................................................    35
U.S. person...........................................................    32

                                                                      APPENDIX A

            RECEIPTS ON CORPORATE SECURITIES TRUST, SERIES BLS 1998-1
               ALLOCATION SCHEDULE FOR DISTRIBUTIONS FOLLOWING ANY OPTIONAL REDEMPTION, MATURITY SHORTENING REDEMPTION
                            OR IN-KIND DISTRIBUTION*


                                   DISTRIBUTION                         DISTRIBUTION
                                    JUST PRIOR                            JUST AFTER
                               TO INTEREST PAYMENT                     INTEREST PAYMENTS
                               -------------------                     -----------------
       Date             Amortizing Class  Amortizing Class  Amortizing Class   Residual Class
       ----             ----------------  ----------------  ----------------   --------------
January 15, 1999             74.44%            25.56%            73.53%            26.47%
July 15, 1999                73.53%            26.47%            72.59%            27.41%
January 15, 2000             72.59%            27.41%            71.62%            28.38%
July 15, 2000                71.62%            28.38%            70.60%            29.40%
January 15, 2001             70.60%            29.40%            69.56%            30.44%
July 15, 2001                69.56%            30.44%            68.47%            31.53%
January 15, 2002             68.47%            31.53%            67.35%            32.65%
July 15, 2002                67.35%            32.65%            66.19%            33.81%
January 15, 2003             66.19%            33.81%            64.99%            35.01%
July 15, 2003                64.99%            35.01%            63.74%            36.26%
January 15, 2004             63.74%            36.26%            62.45%            37.55%
July 15, 2004                62.45%            37.55%            61.11%            38.89%
January 15, 2005             61.11%            38.89%            59.73%            40.27%
July 15, 2005                59.73%            40.27%            58.29%            41.71%
January 15, 2006             58.29%            41.71%            56.81%            43.19%
July 15, 2006                56.81%            43.19%            55.27%            44.73%
January 15, 2007             55.27%            44.73%            53.68%            46.32%
July 15, 2007                53.68%            46.32%            52.03%            47.97%
January 15, 2008             52.03%            47.97%            50.32%            49.68%
July 15, 2008                50.32%            49.68%            48.55%            51.45%
January 15, 2009             48.55%            51.45%            46.72%            53.28%
July 15, 2009                46.72%            53.28%            44.83%            55.17%
January 15, 2010             44.83%            55.17%            42.86%            57.14%
July 15, 2010                42.86%            57.14%            40.83%            59.17%
January 15, 2011             40.83%            59.17%            38.72%            61.28%
July 15, 2011                38.72%            61.28%            36.54%            63.46%
January 15, 2012             36.54%            63.46%            34.28%            65.72%
July 15, 2012                34.28%            65.72%            31.94%            68.06%
January 15, 2013             31.94%            68.06%            29.52%            70.48%
July 15, 2013                29.52%            70.48%            27.01%            72.99%
January 15, 2014             27.01%            72.99%            24.41%            75.59%
July 15, 2014                24.41%            75.59%            21.72%            78.28%
January 15, 2015             21.72%            78.28%            18.93%            81.07%
July 15, 2015                18.93%            81.07%            16.05%            83.95%
January 15, 2016             16.05%            83.95%            13.06%            86.94%
July 15, 2016                13.06%            86.94%             9.96%            90.04%
January 15, 2017              9.96%            90.04%             6.76%            93.24%
July 15, 2017                 6.76%            93.24%             3.44%            96.56%
January 15, 2018              3.44%            96.56%             0.00%           100.00%


----------------------------

* The proceeds of any Optional Redemption, Maturity Shortening Redemption or In-Kind Distribution occurring on any of the above Scheduled Distribution Dates with respect to the BCFC Debentures ($500,000,000 of BellSouth Capital Funding Corporation One Hundred Year 7.12% Debentures due July 15, 2097) will be allocated according to the above percentages if such proceeds are distributed on the above Scheduled Distribution Dates. The proceeds of any such event occurring on dates other than Scheduled Distribution Dates will be allocated in accordance with the Distribution Ratio (as defined in the Offering Circular Supplement).


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No person has been authorized to give any information or
to make any representations other than those contained or
incorporated by reference in this Prospectus and the
accompanying Letter of Transmittal and, if given or made,
such information or representations must not be relied                             Receipts on Corporate
upon as having been authorized by the Trust, PSSA or the                             Securities Trust,
Exchange Agent.  Neither this Prospectus nor the                                     Series BLS 1998-1
accompanying Letter of Transmittal, or both together,                                Offer to Exchange
constitute an offer to sell or the solicitation of an                        Receipts on Corporate Securities,
offer to buy securities in any jurisdiction to any person                    Series BLS 1998-1, Residual Class
to whom it is unlawful to make such offer or
solicitation.  Neither the delivery of this Prospectus,                     which have been registered under the
nor the accompanying Letter of Transmittal, or both                         Securities Act of 1933, as amended,
together, nor any sale made hereunder shall, under any
circumstances, create an implication that there has been                        for any and all outstanding
no change in the affairs of the Trust since the date                         Receipts on Corporate Securities,
hereof or thereof or that the information contained                          Series BLS 1998-1, Residual Class
herein is correct at any time subsequent to the date
hereof or thereof.

                     TABLE OF CONTENTS
                                                      Page                            January 12, 1999

Available Information............................1
Incorporation of Certain Documents
     by Reference................................1
Prospectus Summary...............................2
Risk Factors....................................11
Use of Proceeds.................................12
Formation of the Trust..........................13
Description of the Trust Assets.................13
The Exchange Offer..............................18
Description of the New Certificates.............24
Description of the Trust Agreement..............28
U.S. Federal Income Tax Consequences............31
Plan of Distribution............................35
Legal Matters...................................35
Index of Defined Terms..........................36
Appendix A -- Allocation Schedule...............A-1

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